UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022 (March 16, 2022)

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement

The description of the Incremental Joinder set forth in Item 2.03 below is incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 16, 2022, SS&C Technologies Holdings, Inc. (“SS&C” or the “Company”) completed its previously announced acquisition of Blue Prism Group plc, a company incorporated in England and Wales (“Blue Prism”), on the terms described in the Company’s Current Report on Form 8-K filed on December 7, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 22, 2022, the Company, SS&C Technologies, Inc., a subsidiary of the Company (“Technologies”), SS&C Financing LLC (“Designated U.S. Co-Borrower”), SS&C European Holdings S.à R.L. (“Designated Borrower”) and certain of the Company’s other subsidiaries entered into an Incremental Joinder (the “Incremental Joinder”) to the amended and restated credit agreement dated April 16, 2018 (as amended, the “Credit Agreement”), among the Company, Technologies, Designated U.S. Co-Borrower, Designated Borrower, SS&C Technologies Holdings Europe S.à R.L., certain of the Company’s other subsidiaries, Credit Suisse AG, Cayman Islands Branch, acting as administrative agent, and certain lenders and letter of credit issuers party therto.

Pursuant to the Incremental Joinder, a new $650 million senior secured incremental term loan B facility (the “U.S. Incremental Term Loan Facility”) was made available to Technologies and the Designated U.S. Co-Borrower and a new $880 million senior secured incremental term loan B facility (the “Lux Incremental Term Loan Facility” and, together with the U.S. Incremental Term Loan Facility, the “Incremental Term Loan Facilities”) was made available to Designated Borrower, in each case, for purposes of financing a portion of the consideration for the acquisition of Blue Prism and other expenses incurred in connection with the foregoing. The Incremental Term Loan Facilities mature on March 22, 2029 and bear interest at, at the applicable borrower’s option, the Base Rate, plus 1.25% per annum or the Term SOFR Rate, which is subject to a floor of 0.50%, plus a credit spread adjustment set forth in the Credit Agreement, plus 2.25% per annum. The Incremental Term Loan Facilities are also subject to a 1.00% repricing premium, which will be payable in connection with certain repricing transactions (if any) completed prior to the six-month anniversary of the incurrence of the Incremental Term Loan Facilities.

Except as described above, the terms, covenants and events of default applicable to the Incremental Term Loan Facilities are materially consistent with the terms, covenants and events of default applicable to the other term loans incurred under the Credit Agreement.

The foregoing description of the Incremental Joinder does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Joinder, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1

Incremental Joinder, dated as of March 22, 2022, among SS&C Technologies Holdings, Inc., SS&C Technologies, Inc., SS&C Financing LLC, SS&C European Holdings S.à R.L, the other guarantors party thereto, the Term B-6 Lenders party thereto, the Term B-7 Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: March 22, 2022	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer